HANSEN, BARNETT & MAXWELL, P.C.
   A Professional Corporation
  CERTIFIED PUBLIC ACCOUNTANTS
    5 Triad Center, Suite 750
  Salt Lake City, UT 84180-1128
      Phone: (801) 532-2200
       Fax: (801) 532-7944
         www.hbmcpas.com







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Shareholders
China Pharma Holdings, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 28, 2008, except for Note 1 regarding the restatement of financial statements, as to which the date is May 3, 2008 with respect to the December 31, 2007 and 2006 consolidated balance sheets of China Pharma Holdings, Inc. and subsidiaries and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006 in the Registration Statement on Form S-1 relating to the registration of 6,450,000 shares of common stock (the "Registration Statement"). We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



                                                 HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
July 7, 2008